UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2015

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2015, the board of directors (the “Board”) of the Company approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the voting standard for uncontested director elections from a plurality standard to a majority standard and to provide for certain duties of the Lead Director of the Board.

The majority voting standard raises the standard for election to the Board by requiring affirmative votes from a majority of the votes cast in an uncontested election.  In connection with the majority voting standard, the Board further approved a policy requiring candidates for the Board to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) Board acceptance of such resignation.  Under the new bylaw, in a contested election, the plurality voting standard would still apply.  An election of directors will be considered “contested” if, as of the record date for the applicable meeting of stockholders, there are more nominees for election than positions on the Board to be filled by election at such meeting.  All other elections of directors will be considered “uncontested.”  The Board’s resignation policy will be set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which will be made available on the Company’s website, www.selectmedicalholdings.com.

The Lead Director of the Board will, in the absence of the Chairmen of the Board, preside at all meetings of the stockholders and of the Board and perform such other powers and duties as established by the Board, which are described in greater detail below.

A copy of Amendment No. 2 to the Amended and Restated Bylaws of the Company is filed herewith as Exhibit 3.1 and incorporated herein by reference.

The Company will file a complete copy of the Bylaws as amended as an exhibit to the Company’s next registration statement or periodic report to which this exhibit requirement applies.

Item 8.01                                           Other Events.

On October 28, 2015, in addition to the amendment to the Bylaws described under Item 5.03 hereof, the Board approved the following changes in advancement of the Company’s commitment to sound corporate governance: (i) creation of a Lead Director of the Board; (ii) establishment of a required holding periods for stock options and restricted stock awards for directors and executive officers; (iii) implementation of stock ownership guidelines for directors and named executive officers; (iv) adoption of a compensation recoupment policy; (v) adoption of a policy prohibiting excise tax gross-up payments in connection with a change of control in future agreements; (vi) prohibition of buy-outs of underwater stock options in the Company’s equity plans; and (vii) adoption of a policy prohibiting the Company’s employees from engaging in certain hedging transactions relating to the Company’s common stock.

Lead Director

The Board determined that it was in the best interests of the Company and its stockholders to designate an independent director to serve in a lead capacity.  The independent directors of the Board recommended Russel L. Carson to serve as Lead Director, and the Board elected Mr. Carson to the position.  The Lead Director’s responsibilities shall include but are not limited to: (i) consulting with the Chairman of the Board to include on the agenda for Board meetings any matters requested by the Lead Director; (ii) presiding at meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including presiding over all executive sessions of the independent directors; (iii) serving as liaison between the Chairman of the Board and the independent directors; (iv) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) having the authority to call meetings of the independent directors; (vi) coordinating the agenda for moderating sessions of the Board’s independent directors; and (vii) being available for direct communication from significant stockholders.  The role and responsibility of the Lead Director is set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which will be made available on the Company’s website.

Holding Periods for Stock Options and Restricted Stock Awards

The Board approved a policy that prohibits directors and executive officers from selling, assigning or otherwise transferring shares received upon the exercise of any stock option or vesting of a service-based or performance-based restricted stock award for a one (1) year period beginning on the date the underlying stock option is exercised or the service-based or performance-based restricted stock award vests, in each case net of those shares required to pay the exercise price and any taxes due upon exercise or vesting.  The Company’s policy for stock option and restricted stock award holding periods is set forth in the Company’s Stock Ownership Guidelines, which will be made available on the Company’s website.

The Board approved amendments to the Company’s equity incentive plans and form restricted stock award agreement to further clarify that award recipients are subject to the Company’s stock option and restricted stock award holding periods described above.

Stock Ownership Guidelines

The Board approved a policy, by which the Company will require its named executive officers to meet stock ownership guidelines determined as a multiple of the individual’s base salary as follows:

	Multiple of Base Salary
Executive Chairman	3.0	x
Vice Chairman	3.0	x
Chief Executive Officer	3.0	x
All Other Named Executive Officers	1.5	x

In addition, the Company’s directors will be required to own shares of the Company’s common stock with a value of at least five times the director’s annual cash compensation (excluding meeting attendance fees).

The Company believes that these guidelines ensure that named executive officers and directors hold a sufficient amount of the Company’s common stock to further strengthen the long-term link between the results achieved for the Company’s stockholders and the compensation provided to the directors and named executive officers.  Further details of the Company’s stock ownership requirements are set forth in the Company’s Stock Ownership Guidelines, which will be made available on the Company’s website.

Compensation Recoupment Policy

The Board adopted a compensation recoupment policy that allows the Company to recoup, and requires any participant in any incentive-based compensation plan of the Company to repay, all or any portion of any award paid to the employee that may be required to be recouped under federal or state laws, Company policies or listing requirements of any applicable securities exchange.  In addition, the policy provides that, in the event of a material restatement of the Company’s financial results, the Board may review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events leading to such restatement, including whether anyone responsible engaged in misconduct.  Depending on the outcome of that review, appropriate action at the discretion of the Board could include actions such as termination, reducing compensation for the year the restatement was made, seeking repayment of any bonus received for the period restated or any gains realized as a result of exercising an option awarded for the period restated or canceling any equity compensation awarded for the period restated.  Further details of the Company’s compensation recoupment policy are set forth in the Company’s Amended and Restated Corporate Governance Guidelines, which will be made available on the Company’s website.

The Board approved amendments to the Company’s equity incentive plans, form restricted stock award agreement and executive bonus plan to further clarify that award recipients are subject to compensation recoupment in accordance with the compensation recoupment policy described above.

Prohibition on Change of Control Excise Tax Gross-Up Payments

The Board adopted a policy that prohibits the Company and its subsidiaries from including excise tax gross-up payments in connection with a change of control in agreements that do not already contain such excise tax gross-up payments.

Prohibition of Underwater Stock Option Buy-Outs

The Board approved amendments to the Company’s equity incentive plans to prohibit the purchase of underwater stock options for cash without the prior approval of the Company’s stockholders.

Anti-Hedging Policy

The Board adopted a policy to prohibit all employees and directors of the Company from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities, including, but not limited to, any prepaid forward contracts, options, puts, calls, equity swaps, collars, other derivative instruments or any other similar type of financial transaction entered into for such purpose.  The Company’s anti-hedging policy is set forth in the Company’s Amended and Restated Statement of Trading Policies, which will be made available on the Company’s website.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 2 to the Amended and Restated Bylaws of Select Medical Holdings Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

Date: November 3, 2015	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment No. 2 to the Amended and Restated Bylaws of Select Medical Holdings Corporation.